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                                                                     Exhibit 2.2


                     AMENDMENT TO STOCK PURCHASE AGREEMENT

     By this Amendment to that Stock Purchase Agreement dated May 12, 1998 among the parties listed below, the parties agree that cash payments due at Closing will be funded immediately following closing of the Rule 144A bond offering of Schuff Steel Company that is expected to close immediately following closing of the Purchase Agreement, and that the Purchase Agreement will be deemed to be closed immediately prior to the bond offering, notwithstanding the fact that proceeds of the bond offering will be utilized to fund closing payments under the Stock Purchase Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed on their respective behalf, where appropriate by their respective officers or fiduciaries thereunto duly authorized, as of June 1, 1998.

                             Schuff Steel Company

                             By:
                                -------------------------------
                             Name:
                                  -----------------------------
                             Its:
                                  -----------------------------

                                                              ("Buyer")


                             Addison Structural Services, Inc.

                             By:
                                -------------------------------
                             Name:
                                  -----------------------------
                             Its:
                                  -----------------------------

                                                           (the "Company")


                             -----------------------------------
                             E.C. Addison



                             Addison Structural Services, Inc.
                             Leveraged Employee Stock Ownership Plan

                             By:
                                -------------------------------
                             Its:
                                  -----------------------------

                                                                ("Sellers")